EXHIBIT 12
		      U S WEST COMMUNICATIONS, Inc.
		   RATIO OF EARNINGS TO FIXED CHARGES
			  (Dollars in Millions)

                                     						  Quarter Ended
                                  					    12/31/94        12/31/93
------------------------------------     -----------     -----------
Income before income taxes (1)                 $477            $415
Interest expense (net of amounts
  capitalized)                                   88              88
Interest factor on rentals (1/3)                 18              19
					 -----------     -----------
Earnings                                       $583            $522

Interest expense                                104              88
Interest factor on rentals (1/3)                 18              19
					 -----------     -----------
Fixed charges                                  $122            $107

Ratio of earnings to fixed charges             4.78            4.88
------------------------------------     -----------     -----------


		                                        				 Year-to-Date
                                  					   12/31/94        12/31/93
------------------------------------     -----------     -----------
Income before income taxes and
 extraordinary items                         $1,881            $687
Interest expense (net of amounts
  capitalized)                                  331             374
Interest factor on rentals (1/3)                 70              67
                                   					 -----------     -----------
Earnings                                     $2,282          $1,128

Interest expense                                367             374
Interest factor on rentals (1/3)                 70              67
                                   					 -----------     -----------
Fixed charges                                  $437            $441

Ratio of earnings to fixed charges             5.22            2.56
------------------------------------     -----------     -----------

<F1>
(1) The year end 1993 ratio includes a one-time restructuring charge of $880. Excluding the restructuring charge the ratio of earnings to fixed charges would have been 4.55.